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                                                                  Exhibit P


                            ING CLARION INVESTORS LLC

                        LIMITED LIABILITY COMPANY SHARES

                              --------------------

                              Subscription Booklet

                              --------------------




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                            ING CLARION INVESTORS LLC

                           INSTRUCTIONS FOR COMPLETING

                              SUBSCRIPTION BOOKLET

     These instructions are designed to provide assistance in the completion of the enclosed subscription documents. This booklet contains the following:

          o    Subscription Agreement

          o    Subscriber Certifications (Annex A to the Subscription Agreement)

          o    U.S. Tax Forms

Subscription Agreement:

     Please complete the Subscription Agreement and complete, sign and date the Signature Page thereto (specifying the Subscription Amount and Subscription Date thereon).

Subscriber Certifications and U.S. Tax Forms:

     o    Please complete all relevant parts of the Certification (Annex A).

     o If you are a non-U.S. person, other than a non-U.S. partnership or trust, you must complete either Form W-8BEN or Form W-8ECI. If you are a non-U.S. partnership or non-U.S. trust, please contact ING Clarion Investors LLC (the "Company") at the address below.

     Please return the completed Subscription Agreement with the Certification and, if applicable, the relevant U.S. tax form to the Company to the following address:

                            ING Clarion Investors LLC
                                 230 Park Avenue
                            New York, New York 10169

                         Attention: Mr. David Drinkwater

                               Tel: (212) 883-2500




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              Subscription Agreement for ING Clarion Investors LLC

To the undersigned Subscriber:

     ING Clarion Investors LLC, a Delaware limited liability company (the "Company"), hereby agrees with you (the "Subscriber") as follows:

          1. Defined Terms. Capitalized terms used herein without definition have the meanings set forth in the Amended and Restated Operating Agreement of ING Clarion Investors LLC (the "Operating Agreement").

          2. Sale and Purchase of Shares. Subject to the terms and conditions of this agreement (this "Subscription Agreement"), and in reliance upon the representations and warranties of the respective parties contained herein, upon countersignature hereof by the Company, (a) the Company agrees to sell to you and you irrevocably subscribe for and agree to purchase from the Company Shares representing an interest as a Member in the Company ("Shares"), (b) you agree to become a member of the Company (a "Member") and to be bound by the terms of the Operating Agreement and (c) the Company agrees that you shall be admitted as a Member, in each case on the Subscription Date (as defined below) and upon the terms and conditions, and in consideration for your agreement to be bound by the terms and provisions of the Operating Agreement and this Subscription Agreement, with a capital commitment (a "Commitment") to the Company in the amount equal to the amount set forth opposite your name in the Subscriber Signature Page hereto. Such Commitment shall be due as and when called by the Company as provided in
Section 3 below.

          3. Commitments. (a) You agree to make Capital Contributions to the Company in accordance with this Section 3. Capital Contributions shall be made by the Members pro rata based upon the Members' respective Commitments when and as called by the Company (a "Capital Call") provided that you will not be required to make cumulative Capital Contributions in excess of your Commitment (subject to the adjustment described below). Capital Calls shall be made in increments of 5% or more of your uncalled Commitment upon at least 10 Business Days' (i.e., any day on which the New York Stock Exchange is open for business) written notice (a "Capital Call Notice"). Each Capital Contribution shall be made by you in cash, either by delivery to the Company of a certified check or wire transfer of immediately available funds to an account designated by the Company.

          (b) Your obligation to fund your Commitment will commence on the date of your admission to the Company and will expire on the second anniversary of the Final Closing Date (the "Commitment Period"), provided that following the expiration of the Commitment Period, you will remain obligated to fund your uncalled Commitment to the extent necessary to enable the Company to meet your pro rata share of the Company's obligations to fund its commitment to the Investment Fund and to pay Company expenses.

          (c) In the event that (i) the Investment Fund returns any capital to the Company that is restored to the unfunded commitment of the Company to the Investment Fund pursuant to the Investment Fund Partnership Agreement and (ii) such amount is distributed by


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the Company to you, the uncalled portion of your Commitment shall be increased by the amount so distributed to you and shall be subject to recall as if such amount had not been contributed by you in the first instance.

          4. Default on Commitment. (a) In General. If you fail to make full payment of any portion of your Commitment when due and such failure is not cured within five Business Days after receipt by you of written notice from the Company with respect to such failure to pay, the Company may in its discretion take any one or more of the following actions:

               (i) The Company may pursue and enforce all rights and remedies the Company may have against you, including a lawsuit to collect the overdue portion of the Commitment and any other amounts due the Company hereunder or under the Operating Agreement, with interest at a rate equal to the Prime Rate (i.e., the prime lending rate as announced by The JP Morgan Chase Bank) plus six percentage points (but not in excess of the highest rate per annum permitted by law.)

               (ii) The Company, may, in its sole discretion, repurchase all or a portion of your Shares for a nominal amount determined by the Company (effective as of the expiration of the five Business Day cure period). Such repurchase shall not release you from your obligation to make Capital Contributions with respect to you unfunded Commitment.

          (b) Other Members. In the event that a Member defaults on payment of its Commitment and, as a result, the Company defaults on its commitment to the Investment Fund, the consequences to the Company under the Investment Fund Partnership Agreement of such default shall be specially allocated to, and borne solely by, the defaulting Member. To the extent the defaulting Member's capital in the Company is insufficient to compensate for the damages sustained by the Company, the defaulting Member shall be obligated to pay the Company the amount of the deficiency.

          5. Subscription Date and Prior Receipt of Payment. The subscription for and purchase by you of Shares, and your admission as a Member, shall take place as of the effective date of the acceptance by the Company of this Subscription Agreement (such date being hereinafter referred to as the "Subscription Date"). Upon acceptance by the Company of your subscription for Shares, a copy of your executed Subscription Agreement, signed as accepted on behalf of the Company, will be returned to you for your records. If your subscription is not accepted, any funds tendered by you in connection with your subscription will be returned to you, generally with interest less any applicable bank fees or expenses. Payment of available funds must be received and cleared at least two days prior to your intended Subscription Date, subject to the discretion of the Company to waive such "prior receipt" requirement. (The Company's wiring instructions for payment are set forth in Exhibit 1 following Annexes A at the end of this Subscription Agreement.)


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          6. Representations and Warranties of the Subscriber. In addition to any representations and warranties made by you in the Operating Agreement, you represent and warrant to the Company that:

          (a) Authorization of Purchase, etc. You have the full power and authority to execute, deliver and perform your obligations under this Subscription Agreement and the Operating Agreement, and to subscribe for and purchase Shares hereunder. Your purchase of Shares and your execution, delivery and performance of this Subscription Agreement and the Operating Agreement have been authorized by all necessary action on your behalf, and this Subscription Agreement and the Operating Agreement are your legal, valid and binding obligations, enforceable against you in accordance with their respective terms.

          (b) Compliance with Laws and Other Instruments. The execution and delivery of this Subscription Agreement and the Operating Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance of your obligations hereunder and thereunder will not conflict with, or result in any violation of or default under, any provision of any charter, by-laws, trust agreement, partnership agreement or other governing instrument applicable to you, or any agreement or other instrument to which you are a party or by which you or any of your properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to you or your business or properties.

          (c) Access to Information. You have received, carefully read, and understand (i) the Operating Agreement, (ii) the Confidential Information Memorandum of the Investment Fund and the Confidential Information Memorandum of the Delaware Partnership and Supplement thereto (together, the "Memorandum") outlining, among other things, the investment objectives of the Delaware Partnership, the Investment Fund and, thus, the Company. You acknowledge that, in making a decision to subscribe for Shares, you have relied solely upon the Memorandum, the Operating Agreement, the Investment Fund Partnership Agreement, the Amended and Restated Agreement of Limited Partnership of the Delaware Partnership, and independent investigations made by you. You are not relying on the Company, the general partner of the Investment Fund, the general partner of the Delaware Partnership (together, the "General Partners"), or any of their affiliates or any other person or entity with respect to the legal, tax, and other economic considerations involved in making a decision to acquire Shares other than your own advisers. You have been provided an opportunity to obtain any additional information concerning the Company, the Investment Fund, and the Delaware Partnership and have been given the opportunity to ask questions of, and receive answers from, the Company and the General Partners concerning the terms and conditions relating to the Shares and other matters pertaining to your investment in the Company.

          (d) Evaluation of and Ability to Bear Risks. You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of your investment in the Company and are able to bear such risks. You have evaluated the risks of investing in the Company and have determined that Shares are a suitable investment for you. You have not relied in connection with this investment upon


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     any representations, warranties, or agreements other than those set forth in this Subscription Agreement and the Operating Agreement. Your financial situation is such that you can afford to bear the economic risk of holding Shares for an indefinite period of time, and you can afford to suffer the complete loss of your investment in the Shares.

          (e) Investor Suitability. You represent that the information set forth in Annex A hereto is true and correct.

          (f) Investment Company Act Matters. You acknowledge that the Investment Fund and the Delaware Partnership have not registered and are not required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") by reason of
     Section 3(c)(7) thereof, which excludes from the definition of an investment company any issuer that is not making and does not presently propose to make a public offering of its securities, and whose outstanding securities are owned exclusively by persons who are "qualified purchasers," as defined by Section 2(a)(51)(A) of the Investment Company Act and Rule 2a51-1 thereunder. In this regard, you represent and warrant that each of the following statements is true:

               (i) you are a "qualified purchaser" as described in the foregoing paragraph and therefore also a "qualified eligible person" as defined in Rule 4.7 under the Commodity Exchange Act, which definition includes a "qualified purchaser";

               (ii) if you are relying upon the exclusions from the definition of "investment company" provided in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act,

                    (A) none of the beneficial owners of your outstanding
               securities (other than short-term paper) acquired such securities on or before April 30, 1996; or

                    (B) all the beneficial owners of such securities, determined in accordance with Section 3(c)(1)(A) of the Investment Company Act, that acquired such securities on or before April 30, 1996 (the "Pre-Amendment Beneficial Owners"); and all the Pre-Amendment Beneficial Owners of any company that, but for the exclusions from the definition of "investment company" provided for in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, would be an investment company, that directly or indirectly owns any such securities, have consented to your treatment as a "qualified purchaser" under the Investment Company Act.

               (iii) you were not formed for the purpose of investing in the Company, within the meaning of Section 2(a)(51)(A)(iii) of the Investment Company Act and Rule 2a51-3(a) thereunder.

     If you cannot make the representation in paragraph (iii) above, the Company may require you to provide additional information regarding each of your equity owners.


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          (g) ERISA Matters. If you are purchasing Shares with funds that constitute, directly or indirectly, the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), you (i) acknowledge that (x) you have evaluated for yourself the merits of such investment, and (y) you have not solicited and have not received from the Company, the General Partners or any of their respective affiliates any evaluation or other investment advice on any basis in respect of the advisability of this or any other investment in light of the plan's assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets, and you are not relying and have not relied on the Company, the General Partners or any of their respective affiliates for any such advice and (ii) represent that neither the execution and delivery of this Subscription Agreement nor your purchase of Shares constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     You are a "benefit plan investor" within the meaning of 29 C.F.R. 'SS'2510.3-101(f) issued by the United States Department of Labor:

                                  ________ Yes

                                  ________ No

     If the answer to the foregoing statement is "Yes" and you are a benefit plan investor in part, the portion of the benefit plan investor is _______%.

          (h) No Registration with the SEC. You understand that the offering and sale of Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and from registration and/or qualification under the securities laws of any state of the United States and every other jurisdiction, and that the offering of Shares has not been approved, disapproved, or passed on by any governmental agency or commission, exchange, or other regulatory authority of the United States, any state of the United States or any other jurisdiction.

          (i) Right to Transfer. You understand that your rights to assign or transfer your Shares will be significantly restricted as set forth in the Operating Agreement, which includes restrictions against assignment or transfer of such Shares without the consent of the Company, which consent may not be unreasonably withheld. In addition, you further understand that your Shares cannot be assigned or transferred without registration under the Securities Act and any applicable state securities law or pursuant to an available exemption therefrom.

          (j) Anti-Money Laundering Compliance. You acknowledge that the Company will not accept the investment of funds by natural persons or entities acting, directly or indirectly, in contravention of any applicable money laundering regulations or conventions of the Cayman Islands, United States or any applicable international jurisdiction, or on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that are included on any relevant lists maintained by


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     the Financial Action Task Force on Money Laundering, U.S. Office of Foreign
     Assets Control, U.S. Securities and Exchange Commission, U.S. Federal
     Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, all as may be amended from time to time ("Prohibited Investments"). In this regard, you represent and warrant that your proposed subscription for the Shares, whether made on your own behalf or, if applicable, as an agent, trustee, representative, intermediary, nominee, or in a similar capacity on behalf of any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each an "Underlying Beneficial Owner"), is not a Prohibited Investment, and further represent and warrant that you will promptly notify the Company of any change in your status or the status of any Underlying Beneficial Owner(s) with respect to your representations and warranties regarding Prohibited Investments. The beneficial owner is an employee benefit plan and you make no representation as to the individual plan participants. You further:

               (i) understand and acknowledge that the Company is, or may in the future become subject to, money laundering statutes, regulations and conventions of the Cayman Islands, United States or applicable international jurisdictions, and you agree to execute instruments, provide information, or perform any other acts as may reasonably be requested by the Company, or other authorized representative of the Company, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish your identity and source of funds, as well as those of any of your Underlying Beneficial Owner(s) and of any of your investors, partners, members, directors, officers, beneficiaries or grantors and any Underlying Beneficial Owner(s) of such investors, partners, members, directors, officers, beneficiaries or grantors, as applicable; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with money laundering statutes, regulations or conventions applicable to the Company;

               (ii) authorize and consent to the Company, or other authorized representative of the Company, contacting each bank or other financial institution with which you maintain an account from which funds used to acquire the Shares will be drawn, and verifying with each such bank or other financial institution your identity;

               (iii) authorize and consent to the Company, releasing confidential information about you and, if applicable, any Underlying Beneficial Owner(s), to the appropriate governmental or regulatory authorities (or to other financial institutions) if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of applicable statutes, regulations and conventions concerning Prohibited Investments; and

               (iv) understand and acknowledge that if, (i) at any time, you delay or fail to provide any verification information requested by the Company in accordance with (a) above, the Company may refuse to accept any application or (as the case may be) approve any assignment and (in the case of subscription) any funds received will be returned, without interest, to the account from which the monies were originally debited and (ii) following your investment in the Company, the Company reasonably believe that


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     your investment is a Prohibited Investment or you have otherwise breached your representations and warranties hereunder as to your identity and/or source of funds, the Company may refuse to accept additional subscriptions from or make any distribution to you or any withdrawal requests by you if, in each case, to do so might, in the reasonable opinion of the Company, result in a breach or violation of any applicable anti-money laundering or other law or regulation by any person in any relevant jurisdiction; provided that, without prejudice to the generality of the foregoing, the Company may, in the event of it having such reasonable belief or opinion, segregate the assets represented by your Shares in accordance with applicable regulations, and/or mandatorily repurchase your Shares from you, in each case, if it is considered by the Company to be necessary or appropriate to ensure compliance by the Company with any such laws or regulations and you will have no claim whatsoever against the Company or any of its agents or affiliates for any form of losses or other damages incurred by you as a result of any of these actions.

          7. Representations and Warranties of the Company. The Company represents and warrants to you that:

          (a) Formation and Standing. The Company is duly formed and validly existing in good standing as a limited liability company under the laws of the State of Delaware. The Company has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted as described in the Operating Agreement.

          (b) Authorization of Agreement, etc. The execution, delivery and performance of this Subscription Agreement have been authorized by all necessary action on behalf of the Company and this Subscription Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (c) Compliance with Laws and Other Instruments. The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of the Operating Agreement, or any agreement or other instrument to which the Company is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

          8. Conflicts. In the event of any conflict between the terms of this Agreement and the Operating Agreement, you acknowledge and agree that the terms of this Agreement shall control.

          9. Amendments and Waivers. This Subscription Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with your written consent and that of the Company.


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          10. Notice of Change; Additional Information. You will give the
Company prompt notice of any change that causes any representation contained herein or in the Operating Agreement to be incorrect. You will also provide the Company with any additional information that the Company shall require in order to determine that the Company shall be in compliance with applicable laws.

          11. Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and it is understood that you may not assign this Subscription Agreement without the consent of the Company (other than to permitted assignees of your Shares under the Operating Agreement).

          12. Tax Certification. You hereby certify that (a) the taxpayer identification provided under your signature is correct and (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, or (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. Your signature to this Subscription Agreement affirms that you understand that this tax certification is made under penalty of perjury.

          13. Applicable Law. This Subscription Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within that jurisdiction.

          14. Entire Agreement. This Subscription Agreement and the Operating Agreement contain the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, covenants or other agreements except as stated or referred to herein.

          15. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.


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                            SUBSCRIBER SIGNATURE PAGE

     The foregoing Subscription Agreement is hereby agreed to by the undersigned as of the date set forth below:

Date:                , 2004
      ---------------
                                         U.S.$
                                              ----------------------------------
                                                          Commitment

--------------------------------------   Subscription Date:
Print Name of Subscriber                                    --------------------


By:
    ----------------------------------   ---------------------------------------
    (Signature of Subscriber)            U.S. Taxpayer Identification Number

If Subscriber is not an individual,
please print below the name and
title of person signing on behalf
of the Subscriber and complete the
Incumbency Certificate attached as
Exhibit 2:

Name:
      --------------------------------

Title:
       -------------------------------

Subscriber Contact Information:          Contact Information for Copies of
                                         Notices:

Address:                                 Address:
           ---------------------------            ------------------------------

           ---------------------------            ------------------------------

           ---------------------------            ------------------------------

           ---------------------------            ------------------------------

Attention:                               Attention:
           ---------------------------              ----------------------------

Tel. No.:                                Tel. No.:
           ---------------------------              ----------------------------

Fax No.:                                 Fax No.:
           ---------------------------              ----------------------------

E-mail:                                  E-mail:
           ---------------------------              ----------------------------




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                             COMPANY SIGNATURE PAGE

     Upon countersignature by the Company in the space provided below, this Subscription Agreement shall become a binding agreement between the Subscriber and the Company and the Subscriber shall become a Member effective as of the Subscription Date set forth below.

Agreed and Accepted:

ING CLARION INVESTORS LLC


By:
    ----------------------------------
    Name:
    Title:

    Subscription Date:              , 2004
                      --------------


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                                               Annex A to Subscription Agreement

                 CERTIFICATION AS TO CERTAIN REGULATORY MATTERS

     The Subscriber hereby certifies pursuant to the Subscription Agreement attached hereto as follows:

     1. Certification as to Accredited Investor Status. The Subscriber is an Accredited Investor as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and meets each of the following Accredited Investor categories initialed below (please initial each category that applies):

For Individual Investors Only

          A natural person whose individual net worth, or joint net worth with his or her spouse, at the time of his or her purchase exceeds
-------   $1,000,000.

          A natural person who has an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's
------- spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

          A director or executive officer of the Company.
-------

For Corporations, Foundations, Endowments, Partnerships, Limited Liability Companies or Massachusetts or Similar Business Trusts

          An entity, with total assets in excess of $5,000,000, not formed for
-------   the specific purpose of making an investment in the Company.

          An entity in which all of the equity owners are Accredited Investors.
------- If you initial this Line 1(v), the Company may require you to provide additional information regarding the accreditation of each of your equity owners.

For Employee Benefit Plans

          An employee benefit plan within the meaning of the Employee Retirement
-------   Income Security Act of 1974, as amended ("ERISA"), if either:

               (a) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser; or

               (b) the employee benefit plan has total assets in excess of $5,000,000.

          A plan established and maintained by a state, its political
------- subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its

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          employees, if such plan has total assets in excess of $5,000,000.

For Individual Retirement Accounts and Keogh Plans

          The plan is a self-directed plan with investment decisions made solely
------- by persons that are Accredited Investors. The Company, in its sole discretion, may request information regarding the basis on which such persons are accredited.

For Charitable Tax-Exempt Entities

          An organization described in Section 501(c)(3) of the Internal Revenue
------- Code of 1986, as amended (the "Internal Revenue Code"), not formed for the specific purpose of making an investment in the Partnership, with total assets in excess of $5,000,000.

For Trusts

          A trust, with total assets in excess of $5,000,000, not formed for the ------- specific purpose of making an investment in the Company whose purchase of the Interests is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Regulation D of the Securities Act.

For Banks, Savings and Loans and Similar Institutions

          A bank as defined in Section 3(a)(2) of the Securities Act, or a
-------   savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

For Insurance Companies

          An insurance company as defined in Section 2(13) of the Securities
-------   Act.

For Investment and Other Companies

          An investment company registered under the Investment Company Act of
-------   1940, as amended (the "Investment Company Act").

          A business development company as defined in Section 2(a)(48) of the
-------   Investment Company Act.

          A Small Business Investment Company licensed by the U.S. Small
------- Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

          A private business development company as defined in Section
------- 202(a)(22) of the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act").

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For Broker Dealers

          A broker or dealer registered pursuant to Section 15 of the Securities
-------   Exchange Act of 1934, as amended.

     2. Certification as to Qualified Purchaser Status. The Subscriber is a "Qualified Purchaser" as such term is defined in Section 2(a)(51)(A) of the Investment Company Act and meets each of the following Qualified Purchaser categories initialed below (please initial each category that applies):

          (i)  A natural person (including any person who holds a joint,
------- community property, or other similar shared ownership interest in an issuer that is excepted under Section 3(c)(7) with that person's qualified purchaser spouse) who owns not less than $5,000,000 in investments, as defined by the Commission;

          A company that owns not less than $5,000,000 in investments and that
------- is owned directly or indirectly by or for 2 or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

          A trust that is not covered by clause (ii) and that was not formed for
------- the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (ii), or
          (iv); or

          A person, acting for its own account or the accounts of other
------- qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.

          An entity in which each beneficial owner of your securities is a
------- Qualified Purchaser. If you initial this Line 2(v), the Company may require you to provide additional information regarding the status of each such owner as a Qualified Purchaser.

     3. Certification as to Qualified Client Status. The Subscriber is a "Qualified Client" as such term is defined in Rule 205-3 of the Investment Advisers Act and meets each of the following Qualified Client categories marked below (please mark each category that applies):

          (i)  An individual who, or a company (which includes a corporation, a
------- partnership, an association, a joint-stock company, a trust, or any organized group of persons, whether incorporated or not; or any receiver, trustee in bankruptcy or similar official, or any liquidating agent for any of the foregoing, in his capacity as such, but does not include a company that is required to be registered under the Investment Company Act but is not registered) that either has a net worth (together, in the case of an individual, with assets held jointly with a spouse) of more than $1,500,000 at the Subscription Date; or

          (ii) is a "qualified purchaser" as defined in Section 2(a)(51)(A) of
-------        the Investment

               Company Act at the Subscription Date.

     4. Non U.S. Investors.

        Non-U.S. investor?
        Yes      _________
        No       _________

          If you are a nonresident alien individual, non-U.S. corporation or a non-U.S. estate, please complete the enclosed U.S. tax forms to substantiate your exemption from U.S. tax or qualification for reduced withholding rates:

               o Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

               o Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States.

     If you are a non-U.S. partnership or trust, please contact the Company with respect to U.S. tax certification requirements.

                                                                       Exhibit 1

                              WIRING INSTRUCTIONS*

Your bank should wire transfer only U.S. Dollars via Fedwire to:

     Bank:  JP Morgan Chase
     ABA Number:  021-000-021
     Account Name:  Clarion Capital, LLC Funds Account
     Account Number:  530-489-481

Please also have your bank send the following "reference" message to ING Clarion Investors LLC, Attn: David Drinkwater (fax number (212) 883-2700) (telephone number (212) 883-2500):

     "ING Clarion Investors LLC - We have credited your account at JP Morgan Chase for $_______________ by order of __________________________
                (insert amount)             (insert name of subscriber)
                (insert date)
     on __________".

*IMPORTANT

1. Please instruct your bank to include your name as it appears in these subscription materials in the reference.

2. We recommend that your bank charge its wiring fees separately so that the amount you wire is the full amount of the capital contribution required by the Company.

                CLEARED FUNDS MUST BE RECEIVED AT LEAST TWO DAYS
                    PRIOR TO YOUR INTENDED SUBSCRIPTION DATE,
                        SUBJECT TO THE DISCRETION OF THE
                              COMPANY TO WAIVE SUCH
                           "PRIOR RECEIPT" REQUIREMENT

                                                                       Exhibit 2

                             INCUMBENCY CERTIFICATE

          The undersigned, being the ______________ of ________________________,
                                      Insert Title      Insert Name of Entity

a ______________________ organized under the laws of ___________________________
 Insert Type of Entity                                  Insert Jurisdiction of
                                                           Organization

(the "Company"), does hereby certify on behalf of the Company that the persons named below are directors and/or officers of the Company and that the signature at the right of said name, respectively, is the genuine signature of said person and that the persons listed below are each an authorized signatory for the Company.

                Name                    Title                Signature
                ----                    -----                ---------

          ----------------        ---------------         ----------------

          ----------------        ---------------         ----------------

          ----------------        ---------------         ----------------

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the __ day of ______, 20__.

                                              ----------------------------------
                                              Name: Print Name of Signatory #1
                                              Title: Print Title of Signatory #1

          THE UNDERSIGNED, ___________________________, a duly authorized
                           Insert Name of Signatory #2

____________ of the Company, does hereby certify that
Insert Title
_________________________ is a duly authorized officer of ______________________
Insert Name of Signatory #1                               Insert Name of Company
and that the signature set forth above is his/her true and correct signature.

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the __ day of ________, 200_.

                                             -----------------------------------
                                             Name: Print Name of Signatory #2
                                             Title: Print Title of Signatory #2